EQUITY MANAGERS TRUST
                              MANAGEMENT AGREEMENT

                                   SCHEDULE A


         The Series of Equity Managers Trust currently subject to this Agreement are as follows:


                                                     DATE MADE A PARTY
          SERIES                                     TO AGREEMENT
          ------                                     -----------------

Neuberger Berman Century Portfolio                   October 25, 1999
Neuberger Berman Focus Portfolio                     August 2, 1993
Neuberger Berman Genesis Portfolio                   August 2, 1993
Neuberger Berman Guardian Portfolio                  August 2, 1993
Neuberger Berman Manhattan Portfolio                 August 2, 1993
Neuberger Berman Millennium Portfolio                October 19, 1998
Neuberger Berman Partners Portfolio                  August 2, 1993
Neuberger Berman Regency Portfolio                   April 30, 1999
Neuberger Berman Socially Responsive Portfolio       March 16, 1994
Neuberger Berman Technology Portfolio                April 17, 2000